CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: September 5, 2008
(date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On September 8, 2008, the Company authorized the delivery to Taylor R. Gourley of Twenty Thousand (20,000) shares of the Corporation’s series C Preferred Stock.  The issuance represents compensation for providing or obtaining promotional services for the benefit of the Company.  The transaction was handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.

On September 9, 2008, the Company authorized the delivery to Shauna Postma of Ten Thousand (10,000) shares of the Corporation’s Series C Preferred Stock.  The issuance represents compensation for services provided to the Company as an employee in the accounting department.  The transaction was handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.

ITEM 8.01	OTHER EVENTS

On September 4, 2008 Nexia Holdings, Inc. (the “Company”) signed a Consulting Agreement with Jeffrey Goddard to provide services to the Company in the enhancement of the Company’s reputation in the fashion and beauty industries in exchange for a total payment of 5,000,000 shares of common stock, such shares to be issued pursuant to the Company’s S-8 Registration Statement.

On August 26, 2008, the Company entered in to a Consulting Agreement with Jack King of West Hollywood, California, to assist the Company in arranging for and retaining celebrity talent for endorsements or advertising purposes for the benefit of the Company.  Compensation for these services will total 5 million shares, 3 million to be delivered immediately and the balance within 45 days, all shares are to be issued pursuant to the Company’s S-8 Registration Statement.

On August 26, 2008, the Company entered into a Consulting Agreement with Wendy Davis, of West Hollywood, California.  Ms. Davis is to provide services to the Company including arranging for and retaining celebrity talent for endorsement or advertising purposes of the Company.  Compensation for these services will total 5 million shares, 3 million to be delivered immediately and the balance with 45 days, all shares are to be issued pursuant to the Company’s S-8 Registration Statement.

On August 26, 2008, the Company entered into a Consulting Agreement with Gary Gannon of West Hollywood, California to assist the Company in arranging for and producing video news releases for the promotion of Black Chandelier fashions and other operations of the Company.  Compensation for these services will total 5 million shares, 3 million to be delivered immediately and the balance within 45 days, all shares are to be issued pursuant to the Company’s S-8 Registration Statement.

On August 26, 2008, the Company entered into a Consulting Agreement with Wilfred Blum of Midvale, Utah.  Mr. Blum is to assist the Company in arranging for and seeking out target salons for potential acquisition of the Landis Salons, Inc. operations and other related operations of the Company.  Compensation for these services will total 5 million shares, 3 million to be delivered immediately and the balance within 45 days, all shares to be issued pursuant to the Company’s
S-8 Registration Statement.

On August 26, 2008, the Company entered into a Consulting Agreement with Ron Olthius of Midvale, Utah to assist the Company in arranging for and overseeing the expansion and development of additional areas of commercial real estate properties for the Company.  Compensation for these services will total 5 million shares, 3 million to be delivered immediately and the balance within 45 days, all shares are to be issued pursuant to the Company’s S-8 Registration Statement.

On August 26, 2008, the Company entered into a Consulting Agreement with Dwaine D. Allred of Midvale, Utah to assist the Company in arranging for and overseeing the expansion and development of additional areas of operation for the Landis Salon division of the Company.  Compensation for these services will total 5 million shares, 3 million to be delivered immediately and the balance within 45 days, all shares are to be issued pursuant to the Company’s S-8 Registration Statement.

On August 26, 2008, the Company entered into a Consulting Agreement with Tim Connolly of West Hollywood, California to assist the Company in arranging for and overseeing the distribution of printed promotional material including but not limited to, newspapers, direct mail, billboards, pizza boxes, magazines and radio distribution, for the promotion of Black Chandelier fashions.  Compensation for these services will total 5 million shares, 3 million to be delivered immediately and the balance within 45 days, all shares are to be issued pursuant to the Company’s S-8 Registration Statement.

The total number of issued and outstanding shares of common stock of Nexia Holdings, Inc. as of September 10, 2008 after these issuances have been completed will be 69,623,532.  Recent issuances have included shares pursuant to the company’s S-8 Registration Statement and the conversion of shares of Series C Preferred Stock into common stock.

ITEM 9.01  Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of September, 2008.

 Nexia Holdings, Inc.

  /s/ Richard Surber                                    .
Richard Surber, President